UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2023

Societal CDMO, Inc.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-36329	26-1523233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 E. Uwchlan Ave, Suite 112
Exton, Pennsylvania		19341
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 534-8239

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	SCTL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mathew P. Arens as Class III Director

On August 23, 2023, the board of directors (the “Board”) of Societal CDMO, Inc. (the “Company”) approved an increase in the size of the Board from eight to nine directors, and appointed Mathew P. Arens to serve as a Class III member of the Board. As a Class III director, Mr. Arens will serve until (a) the Company’s 2026 annual meeting of shareholders or (b) his earlier death, resignation, or removal.

Mathew P. Arens, age 49, currently serves as chief executive officer and senior portfolio manager at First Light Asset Management, a firm he founded in 2013. In this role, he is responsible for creating and overseeing the firm’s investment strategies, which are rooted in several core principles including a commitment to long-term investments designed to capitalize on inefficiencies within the small-cap equity market. Previously, he served as president and senior portfolio manager at Kopp Investment Advisors, where he was the sole portfolio manager for the firm’s health care-focused investment strategy. Mr. Arens graduated from Purdue University with a bachelor of science degree. The Board believes Mr. Arens is qualified to serve as a director due to his more than 25 years of experience as a successful investment professional identifying innovative life science companies with high growth potential. For the past 15 years, he solely has managed dedicated health care portfolios.

The Board has determined that Mr. Arens is independent under the applicable rules of the Nasdaq Stock Market LLC and Securities and Exchange Commission. No family relationships exist between Mr. Arens and any of the Company’s directors or other executive officers. There are no arrangements or understandings between Mr. Arens and any other person pursuant to which Mr. Arens was appointed as a director, nor are there any transactions to which the Company is or was a participant and in which Mr. Arens had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Arens’s appointment as a Class III director, and consistent with the Board’s non-employee director compensation program, the Board granted Mr. Arens an option to purchase 20,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), under the Company’s 2018 Amended and Restated Equity Incentive Plan (the “Appointment Option”). The Appointment Option will vest in three equal annual installments, beginning on August 23, 2024, subject to Mr. Arens’s continuous service with the Company.

Further, in accordance with the Company’s non-employee director compensation program, Mr. Arens will receive an annual base retainer of $40,000 paid in quarterly installments for his service on the Board. Mr. Arens will also receive an annual award of an option to purchase shares of Common Stock having an aggregate fair value on the date of grant of $65,000, and an annual award of restricted stock units having an aggregate fair value on the date of grant of $70,000, each of which will vest on the first anniversary of the date of grant, subject to Mr. Arens’s continuous service with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Societal CDMO, Inc.

Date:	August 23, 2023	By:	/s/ J. David Enloe, Jr.
J. David Enloe, Jr. President and Chief Executive Officer